EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Pioneer Energy Services Corp.:
We consent to the incorporation by reference in the registration statements on Form S-3 (Registration Statement No. 333-181554) and Form S-8 (Registration Nos. 333-48286, 333-110569, 333-153180, 333-160415, and 333-177077) of Pioneer Energy Services Corp. (formerly Pioneer Drilling Company) of our reports dated February 13, 2013, with respect to the consolidated balance sheets of Pioneer Energy Services Corp. and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2012, and the effectiveness of internal control over financial reporting as of December 31, 2012, which reports appear in the December 31, 2012 annual report on Form 10-K of Pioneer Energy Services Corp.

/s/ KPMG LLP
San Antonio, Texas
February 13, 2013